EXHIBIT 12.1
                    TRITON ENERGY LIMITED AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)





                                                        SIX MONTHS ENDED
                                                             JUNE 30,             YEAR ENDED DECEMBER 31,
                                                   -------------------------  -------------------------------
                                                        1998        1997          1997      1996       1995
                                                   -----------  ------------   --------- ---------  ---------
Fixed charges, as defined
Interest charges                                   $     25,487   $  25,242    $ 50,625  $ 43,884   $ 41,305
Preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis                    ---         ---         ---       ---        ---
                                                   -------------  ----------   --------- ---------  ---------

Total fixed charges                                $     25,487   $  25,242    $ 50,625  $ 43,884   $ 41,305
                                                   =============  ==========   ========= =========  =========

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, minority interest,
  extraordinary item and cumulative effect of
  accounting change                                $   (141,527)  $   6,621    $ 16,896  $ 20,945   $ 16,600
Fixed charges, above                                     25,487      25,242      50,625    43,884     41,305
Less interest capitalized                               (14,632)    (12,505)    (25,818)  (27,102)   (16,211)
Plus undistributed (earnings) loss of affiliates            ---         ---         ---      (118)     2,249
Less preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis                    ---         ---         ---       ---        ---
                                                   -------------  ----------   --------- ---------  ---------

                                                   $   (130,672)  $  19,358    $ 41,703  $ 37,609   $ 43,943
                                                   =============  ==========   ========= =========  =========

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)                  ---         0.8         0.8       0.9        1.1
                                                   =============  ==========   ========= =========  =========

____________________


                                                   SEVEN MONTHS
                                                       ENDED
                                                      DEC. 31,              YEAR ENDED MAY 31,
                                                                      ------------------------------
                                                       1994              1994              1993
                                                   ------------       -----------       -----------
Fixed charges, as defined
Interest charges                                   $   20,285         $  26,951         $  16,336
Preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis                  ---               364             1,551
                                                   ------------        ----------        ----------

Total fixed charges                                $   20,285         $  27,315         $  17,887
                                                   ============        ==========        ==========

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, minority interest,
  extraordinary item and cumulative effect of
  accounting change                                $  (22,834)        $ (23,104)        $(147,445)
Fixed charges, above                                   20,285            27,315            17,887
Less interest capitalized                             (11,833)          (16,863)           (6,407)
Plus undistributed (earnings) loss of affiliates        4,102              (645)            3,012
Less preferred dividend requirements of
  subsidiaries adjusted to pre-tax basis                 ---               (364)           (1,551)
                                                   ------------        ----------        ----------

                                                   $  (10,280)        $ (13,661)        $(134,504)
                                                   ============        ==========        ==========

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)                ---               ---               ---
                                                   ============        ==========        ==========


____________________


(1) Earnings were inadequate to cover fixed charges for the six months ended June 30, 1998 and 1997 by $156,159,000 and $5,884,000, respectively, for the years ended December 31, 1997 and 1996 by $8,922,000 and $6,275,000, respectively, for the seven months ended December 31, 1994 by $30,565,000 and for the years ended May 31, 1994 and 1993 by $40,976,000 and $152,391,000, respectively.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $182,672,000 for the six months ended June 30, 1998, $46,153,000 and
$1,058,000 for the years ended December 31, 1996 and 1995, respectively, $984,000 for the seven months ended December 31, 1994 and $45,754,000 and $99,883,000 for the years ended May 31, 1994 and 1993, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $52,127,000 and $4,842,000 for the six months ended June 30, 1998 and 1997, respectively,  $6,253,000,  $22,189,000,  $13,617,000  and $56,193,000 for the
years ended December 31, 1997, 1996 and 1995 and May 31, 1994, respectively. The ratio of earnings to fixed charges if adjusted to remove nonrecurring items, would have been nil and 0.6 for the six months ended June 30, 1998 and 1997, respectively, 0.7, 1.4 and 0.8 for the years ended December 31, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover fixed charges for the six months ended June 30, 1998 and 1997 by $25,614,000 and $10,726,000, respectively, for the years ended December 31, 1997 and 1995 by $15,175,000 and $9,921,000, respectively, for the seven months ended December 31, 1994 by $29,581,000 and for the years ended May 31, 1994 and 1993 by $51,415,000 and $45,183,000, respectively.